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                                                                      EXHIBIT 21
                        SUBSIDIARIES OF NCR CORPORATION


                                                             Organized under the
                                                                   Laws of

Domestic subsidiaries:
Data Pathing Incorporated                                         Delaware
International Investments Inc.                                    Delaware
The National Cash Register Company                                Maryland
NCR Autotec Inc.                                                  Delaware
NCR European Logistics, Inc.                                      Delaware
The NCR Foundation                                                  Ohio
NCR Government Systems Corporation                                Delaware
NCR International, Inc.                                           Delaware
NCR Ivory Coast, Inc.                                             Delaware
NCR Overseas Trade Corporation                                    Delaware
NCR Personnel Services Inc.                                       Delaware
NCR Scholarship Foundation                                          Ohio
North American Research Corporation                               Delaware
Old River Software Inc.                                           Delaware
Quantor Corporation                                               Delaware
Sparks, Inc.                                                        Ohio
Teradata Corporation                                              Delaware
Teradata International Corporation                                Delaware
The Microcard Corporation                                         Delaware



Foreign subsidiaries:
NCR Argentina S.A.                                                Argentina
NCR Australia Pty. Limited                                        Australia
Century Data Processing Centre Pty. Limited                       Australia
NCR Superannuation Nominees, Ltd.                                 Australia
NCR Productivity Savings Plan Pty. Ltd.                            Australia
NCR Oesterreich Ges.m.b.H.                                         Austria
NCR (Bahrain) W.L.L.                                               Bahrain
NCR Belgium & Co.                                                  Belgium
Global Assurance Limited                                           Bermuda
NCR Brasil Ltda                                                    Brazil
NCR Monydata Ltda.                                                 Brazil
Monydata da Amazona Industria e Comercio Ltda                      Brazil
NCR Bulgaria Ltd.                                                 Bulgaria
AT&T Global Information Solutions Cameroon, S.A.                  Cameroon
NCR Canada Ltd.                                                    Canada
NCR de Chile, S.A.                                                 Chile
NCR Colombia S.A.                                                 Colombia

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NCR Croatia d.o.o.                                                 Croatia
NCR (Cyprus) Limited                                               Cyprus
NCR (Middle East) Limited                                          Cyprus
NCR (North Africa) Limited                                         Cyprus
NCR (IRI) Ltd.                                                     Cyprus
NCR DanmarkA/S                                                     Denmark
AT&T Danmark A/S                                                   Denmark
NCR Istel Nordic A/S                                               Denmark
NCR Norden A/S                                                     Denmark
NCR Dominicana C. por A.                                      Dominican Republic
NCR Finland Oy                                                     Finland
AT&T Finland Oy                                                    Finland
NCR France S.A.                                                    France
AT&T Global Information Solutions Antilles S.A.R.L.                France
AT&T Global Information Solutions Gabon S.A.R.L.                   Gabon
NCR Holding GmbH                                                  Germany
NCR GmbH                                                          Germany
NCR OEM Europe GmbH                                               Germany
NCR Central and Eastern Europe GmbH                               Germany
NCR Czeska republika spol. s.r.o.                               Czech Repubic
NCR Ghana Limited                                                  Ghana
NCR (Hellas) S.A.                                                  Greece
NCR Foreign Sales Corporation                                       Guam
NCR (Hong Kong) Limited                                           Hong Kong
NCR (China) Limited                                               Hong Kong
NCR (Asia) Limited                                                Hong Kong
NCR Parts Depot (Hong Kong) Limited                               Hong Kong
NCR Magyarorszag Kft.                                              Hungary
NCR Corporation India Private Limited                               India
NCR Italia S.p.A.                                                   Italy
NCR Japan, Ltd.                                                     Japan
NCR Japan Sales Co., Ltd.                                           Japan
NCR (Kenya) Limited                                                 Kenya
Afrique Investments Ltd.                                            Kenya
Data Processing Printing and Supplies Limited                       Kenya
NCR Korea Co., Ltd.                                                 Korea
NCR (Macau) Limited                                                 Macau
NCR (Malaysia) Sdn. Bhd.                                           Malaysia
Compu Search Sdn Bhd                                               Malaysia
NCR de Mexico, S.A. de C.V.                                         Mexico
NCR (Maroc)                                                        Morocco
NCR Nederland N.V.                                               Netherlands
NCR European Logistics Center BV                                 Netherlands
NCR (NZ) Limited                                                 New Zealand
NCR (Nigeria) PLC                                                  Nigeria
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NCR Norge A/S                                                 Norway
AT&T Global Information Solutions de Centro-America, S.A.     Panama
NCR Corporation de Panama, S.A.                               Panama
NCR del Peru S.A.                                             Peru
NCR Corporation (Philippines)                                 Philippines
NCR Software Corporation (Philippines)                        Philippines
NCR Polska Sp.z.o.o.                                          Poland
NCR Portugal-Informatica, Lda                                 Portugal
NCR Corporation of Puerto Rico                                Puerto Rico
NCR A/O                                                       Russia
AT&T Global Information Solutions Senegal S.A.R.L.            Senegal
NCR Singapore Pte Ltd                                         Singapore
NCR Slovensko spol. s.r.o.                                    Slovakia
Global Information Solutions Servis d.o.o.                    Slovenia
NCR Espana, S.A.                                              Spain
Sinat Iberia, S.A.                                            Spain
AT&T Global Information Solutions (Lanka) Ltd.                Sri Lanka
NCR (Switzerland)                                             Switzerland
National Registrierkassen AG                                  Switzerland
Axeed Informatik AG                                           Switzerland
AT&T Global Information Solutions Taiwan Limited              Taiwan
NCR Taiwan Software Ltd                                       Taiwan
NCR (Thailand) Limited                                        Thailand
NCR Tunisia, Societe Anonyme                                  Tunisia
NCR Bilisim Sistemleri, A.S.                                  Turkey
NCR Europe, Ltd.                                              United Kingdom
NCR UK Group Limited                                          United Kingdom
NCR Limited                                                   United Kingdom
NCR (Holdings) Ltd                                            United Kingdom
NCR Properties Limited                                        United Kingdom
Express Boyd Limited                                          United Kingdom
NCR Capita Limited                                            United Kingdom
NCR Financial Systems Limited                                 United Kingdom
NCR Treasury Services Limited                                 United Kingdom
Regis Court Management Limited                                United Kingdom
NCR Capita (May) Limited                                      United Kingdom
Melcombe Court Management (Marylebone) Limited                United Kingdom
AT&T Global Information Solutions del Uruguay S.A.            Uruguay
NCR (Zambia) Ltd.                                             Zambia
NCR Zimbabwe (Private) Limited                                Zimbabwe
N Timms & Co. (Private) Limited                               Zimbabwe
AT&T WINS, Inc.                                               Japan
NCR (Bermuda) Limited                                         Bermuda
NCR Services Limited                                          Bermuda
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Teradata Australia Pty Limited                                      Australia
TDA Rechner GmbH I. L.                                               Germany
Teradata Europe Ltd                                               United Kingdom
Sharebase Europe Ltd                                              United Kingdom
Teradata UK Ltd                                                   United Kingdom